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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report, dated February 19, 1999, included in U.S. Plastic Lumber Corp.'s Form 10-KSB for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Miami, Florida,
 June 17, 1999.